UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 25, 2008
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33209	61-1478870
Delaware	333-124944	30-0283143

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14 Hayward Street, Quincy, Massachusetts		02171

(Address of principal executive offices)		(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Amended and Restated Employment Agreement dated as of September 25, 2008
EX-99.1 Press Release of Altra Holdings, Inc., dated September 25, 2008

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2008, Altra Holdings, Inc., a Delaware corporation, and Altra Industrial Motion, Inc., a Delaware corporation (collectively, the “Companies”), announced that Carl R. Christenson will assume the role of Chief Executive Officer of the Companies effective as of January 1, 2009. Michael L. Hurt, the Companies’ current Chief Executive Officer, will assume the position of Executive Chairman and will remain an employee of the Companies. Mr. Hurt will also continue as Chairman of the Board of Directors of the Companies through 2009.
Carl R. Christenson, 49, has been a director of the Companies since July 2007 and President and Chief Operating Officer of the Companies since January 2005. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Corporation (now a subsidiary of Altra) and several positions at the Torrington Company. Mr. Christenson holds M.S. and B.S. degrees in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic.
In connection with Mr. Christenson’s promotion to Chief Executive Officer, the Companies expect to enter into an amended and restated employment agreement with Mr. Christenson (the “Amended Employment Agreement”), which will be filed with a subsequent Current Report on Form 8-K promptly after execution.
Michael L. Hurt, P.E., 63, has been Chief Executive Officer and a director of the Companies since November 2004. In November 2006, Mr. Hurt was elected as Chairman of the Board. During 2004, prior to the Companies’ formation, Mr. Hurt provided consulting services to Genstar Capital LLC, a private equity fund, and was appointed Chairman and Chief Executive Officer of Kilian (now a subsidiary of Altra) in October 2004. From January 1991 to November 2003, Mr. Hurt was the President and Chief Executive Officer of TB Wood’s Corporation (now a subsidiary of Altra). Prior to TB Wood’s, Mr. Hurt spent 23 years in a variety of management positions at the Torrington Company, a major manufacturer of bearings and a subsidiary of Ingersoll Rand. Mr. Hurt holds a B.S. degree in Mechanical Engineering from Clemson University and an M.B.A. from Clemson-Furman University.
In connection with the planned succession, the Companies have entered into an amended and restated employment agreement with Mr. Hurt. Pursuant to his employment agreement Mr. Hurt will continue to receive his current base salary and bonus through December 31, 2008. Upon his transition to the position of Executive Chairman on January 1, 2009, Mr. Hurt’s time commitment to the Companies will be reduced to one week per month and he will receive a base salary of $250,000 per year for his services. Mr. Hurt’s employment agreement will have a five-year term following his appointment as Executive Chairman. The foregoing summary is qualified in its entirety by reference to Mr. Hurt’s employment agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The text of the press release issued by Altra Holdings, Inc. announcing these management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Amended and Restated Employment Agreement, dated as of September 25, 2008, among the Companies and Michael L. Hurt.

99.1	Press release of Altra Holdings, Inc., dated September 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Vice President & General Counsel

Date: September 26, 2008
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion, Inc.
By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Vice President & General Counsel

Date: September 26, 2008